Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
For the Tender of American Depositary Shares
of
COMPAÑÍA ANÓNIMA NACIONAL TELÉFONOS DE VENEZUELA (CANTV)
Pursuant to the U.S. Offer to Purchase dated April 9, 2007
by
THE BOLIVARIAN REPUBLIC OF VENEZUELA
THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY,
MAY 8, 2007, UNLESS THE U.S. OFFER IS EXTENDED (AS MAY BE EXTENDED, THE “EXPIRATION DATE”) OR
EARLIER TERMINATED.
     As set forth in “THE U.S. OFFER – Section 3 – Procedures for Tendering ADSs into the U.S. Offer” of the U.S. Offer to Purchase, dated April 9, 2007 (the “Offer to Purchase”), this form of notice of guaranteed delivery or a form substantially equivalent to this form (this “Form”) must be used to tender American Depositary Shares (“ADSs”) of Compañía Anónima Nacional Teléfonos de Venezuela (CANTV), a company (compañía anónima) organized under the laws of the Bolivarian Republic of Venezuela (“CANTV”), pursuant to the U.S. Offer (as defined below) if (i) the American Depositary Receipts (“ADRs”) representing such ADSs and all other required documents cannot be delivered to The Bank of New York (the “ADS Receiving Agent”) on or prior to the Expiration Date, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date, or (iii) if time will not permit all required documents to reach the ADS Receiving Agent prior to the Expiration Date.
     This Form, properly completed and duly executed, may be delivered by hand or transmitted via facsimile or mailed to the ADS Receiving Agent and must include a signature guarantee by an Eligible Institution (as defined in “THE U.S. OFFER – Section 3 – Procedures for Tendering ADSs into the U.S. Offer” of the Offer to Purchase) in the form set forth hereinafter.
The ADS Receiving Agent for the U.S. Offer is:
The Bank of New York

By Mail:	By Hand or Overnight Delivery:
The Bank of New York Tender and Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	The Bank of New York Tender and Exchange Department 101 Barclay Street Receive and Deliver Window—Street Level New York, NY 10286
For Notice of Guaranteed Delivery
(For Eligible Institutions Only)
By Facsimile Transmission:
(212) 815-6433
To Confirm Facsimile Transmission Only:
(212) 815-6212

     DELIVERY OF THIS FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON SUCH ADS LETTER OF TRANSMITTAL.
     THE GUARANTEE ON THE REVERSE SIDE OF THE FOLLOWING PAGE MUST BE COMPLETED.
     IN THE CASE OF ADSs HELD THROUGH THE BOOK-ENTRY TRANSFER FACILITY (AS DEFINED IN THE OFFER TO PURCHASE), THIS FORM MAY BE DELIVERED TO THE ADS RECEIVING AGENT BY A PARTICIPANT IN BOOK-ENTRY TRANSFER FACILITY’S SYSTEM VIA THE BOOK-ENTRY CONFIRMATION SYSTEM. CANTV CLASS D COMMON SHARES MAY NOT BE TENDERED BY MEANS OF THIS FORM.

Ladies and Gentlemen:
     The undersigned hereby tenders to the Bolivarian Republic of Venezuela, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related ADS Letter of Transmittal (together with the Offer to Purchase and any amendments or supplements thereto, the “U.S. Offer”), receipt of which is hereby acknowledged, the number of ADSs specified below pursuant to the guaranteed delivery procedures set forth in “THE U.S. OFFER – Section 3 – Procedures for Tendering ADSs into the U.S. Offer” of the Offer to Purchase.

Number of ADSs:

ADR No.(s) (if available):

Account Number:

If ADSs will be tendered by book-entry transfer, check this box ☐

Name of Tendering Institution:

Account Number:

Dated:

Name of Record Holder(s):

Addresses:

Area Code and Tel. No:

Signatures:

Dated:

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
     The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchange Medallion Program (each, an “Eligible Institution”), hereby guarantees that it will deliver to the ADS Receiving Agent, at one of its addresses set forth above, the ADRs representing the ADSs tendered hereby, in proper form for transfer, or deliver the ADSs by book-entry transfer to the ADS Receiving Agent’s account at The Depository Trust Company, together with the ADS Letter of Transmittal properly completed and duly executed (with any required signature guarantees) or, in the case of book-entry transfer, an Agent’s Message (as defined “THE U.S. OFFER – Section 3 – Procedures for Tendering ADSs into the U.S. Offer” of the Offer to Purchase), and any other required documents within three New York Stock Exchange trading days after the date hereof.
     The Eligible Institution that completes this form must communicate the guarantee to the ADS Receiving Agent and must deliver the ADS Letter of Transmittal and ADRs representing the ADSs to the ADS Receiving Agent, or complete the book-entry transfer procedures set forth in “THE U.S. OFFER – Section 3 – Procedures for Tendering ADSs into the U.S. Offer” of the Offer to Purchase, within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:

Address:

Zip Code

Area Code and Tel. Number:

Authorized Signature:

Name:

Please Print

Title:	Dated:

DO NOT SEND ADRs REPRESENTING ADSs WITH THIS NOTICE OF GUARANTEED DELIVERY;
ADRs SHOULD BE SENT WITH AN ADS LETTER OF TRANSMITTAL